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                                                                       EXHIBIT 5

                                 March 11, 2003



The Timken Company
1835 Dueber Avenue, S.W.
Canton, Ohio  44706-2798

                       Re: The Timken Company Savings Plan
                           for Torrington Bargaining Associates

Ladies and Gentlemen:

      As Corporate Secretary and Assistant General Counsel of The Timken Company, an Ohio corporation (the "Registrant"), I have acted as counsel for the Registrant in connection with The Timken Company Savings Plan for Torrington Bargaining Associates (the "Plan"). I have examined such documents, records and matters of law as I have deemed necessary for purposes of this opinion, and based thereon, I am of the opinion that the Registrant's common shares, without par value (the "Common Shares"), that may be issued or transferred and sold pursuant to the Plan and the agreements contemplated thereunder (the "Agreements") have been duly authorized and will be, when issued or transferred and sold in accordance with the Plan and such Agreements, validly issued, fully paid and nonassessable.

      Additionally, when contributions are made to the Plan and are allocated in accordance with the terms of the Plan, the resulting participation interests will have been validly created, fully paid, and nonassessable, assuming that as of the date(s) of such contributions and allocations the applicable terms of the Plan remain in substantially the same form as at the date hereof, and further assuming that no other change occurs in the pertinent facts or the applicable law between the date hereof and the date(s) of such contributions and allocations.

      I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement on Form S-8 being filed by the Registrant to effect registration of the 100,000 Common Shares to be issued and sold pursuant to the Plan under the Securities Act of 1933.


                                       /s/ Scott A. Scherff
                                       Scott A. Scherff, Esq.
                                       Corporate Secretary and
                                       Assistant General Counsel


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